Exhibit (e)(2)

EXHIBIT A

Bitwise Web3 ETF

Bitwise Trendwise Bitcoin and Treasuries Rotation Strategy ETF

Bitwise Trendwise Ethereum and Treasuries Rotation Strategy ETF

Bitwise Trendwise BTC/ETH and Treasuries Rotation Strategy ETF

Bitwise Bitcoin Standard Corporations ETF

Bitwise COIN Option Income Strategy ETF

Bitwise MARA Option Income Strategy ETF

Bitwise MSTR Option Income Strategy ETF

Bitwise GME Option Income Strategy ETF

Bitwise Crypto Industry Innovators ETF

Bitwise Bitcoin Option Income Strategy ETF

Bitwise BITQ Option Income Strategy ETF

Bitwise Ethereum Option Income Strategy ETF

Bitwise CRCL Option Income Strategy ETF